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                                                                 EXHIBIT 10.1





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                          LOAN AND SECURITY AGREEMENT

                                  BY AND AMONG

                 ASCHE TRANSFER, INC., AN ILLINOIS CORPORATION
                                      AND
                    AG CARRIERS, INC., A FLORIDA CORPORATION
                                  AS BORROWERS


                                      AND


                             AMERICAN NATIONAL BANK
                         AND TRUST COMPANY OF CHICAGO,
                                    AS BANK


                           DATED AS OF JUNE 23, 1998


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                          LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT (this "Agreement") is made as of the 23rd day of June, 1998 by and among ASCHE TRANSFER, INC., an Illinois corporation having its principal place of business located at 10124 North Mt. Vernon Road, Shannon, Illinois 61078 and AG CARRIERS, INC., a Florida corporation having its principal place of business located at 13349 Southridge Industrial Drive,
Tavares, Florida   32778 (individually and collectively "Borrower"), and
AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association ("Bank"), having its principal place of business located at 120 South LaSalle Street, Chicago, Illinois 60603.

                              W I T N E S S E T H:

     WHEREAS, Borrower desires to borrow funds to provide the working capital necessary for their operations.

     WHEREAS, on the terms and subject to the conditions contained in this Agreement, Bank is willing to provide such financing and financial accommodations to Borrower on a secured basis; and

     WHEREAS, Bank and Borrower are desirous of fully setting forth their rights and obligations with respect to the loan to, and borrowing by, Borrower.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein, Borrower agrees to borrow from Bank, and Bank agrees to lend to Borrower, subject to and upon the following terms and conditions:

     1.  DEFINITIONS AND TERMS

            1.1 Certain Definitions. The following words, terms and/or phrases shall have the meanings set forth thereafter and such meanings shall be applicable to the singular and plural form thereof, giving effect to the numerical difference.

     "Account Debtor" means any Person who is or who may become obligated to the Borrower under, with respect to, or on account of any Account.

     "Accounts" means all accounts, contract rights, chattel paper, instruments and documents, whether now owned or to be acquired by the Borrower, whether or not constituting Eligible Accounts Receivable.

     "Accounts Borrowing Base" means 85% of the Eligible Accounts Receivable from time to time (which percentage may be revised upon Bank's field exam of Borrower's books and records).


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     "Accounting Changes" shall have the meaning assigned to such term in
Paragraph 1.2 hereof.

     "Affiliate" means a corporation, partnership, limited liability company, joint venture, association, business trust or similar entity (a) which controls, is controlled by or is under common control with, directly or indirectly, Borrower; or (b) a majority of the members of the Directing Body of which are members of the Directing Body of Borrower. For the purposes of this definition, control means with respect to: (a) a corporation having stock, the ownership, directly or indirectly, of more than 50% of the securities (as defined in Section 2(1) of the Securities Act of 1933, as amended) of any class or classes the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors of such corporation; (b) a not-for-profit corporation not having stock, having the power to elect or appoint, directly or indirectly, a majority of the members of the Directing Body of such corporation; or (c) any other entity, the power to direct the management of such entity through the ownership of at least a majority of its voting securities or the right to designate or elect at least a majority of the members of its Directing Body, by contract or otherwise. For the purposes of this definition, "Directing Body" means with respect to: (a) a corporation having stock, such corporation's board of directors and the owners, directly or indirectly, of more than 50% of the securities (as defined in Section 2(1) of the Securities Act of 1933, as amended) of any class or classes the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporation's directors (both of which groups shall be considered a Directing Body); (b) a not-for-profit corporation not having stock, such corporation's members if the members have complete discretion to elect the corporation's directors, or the corporation's directors if the corporation's members do not have such discretion; and (c) any other entity, its governing board or body. For the purposes of this definition, all references to directors and members shall be deemed to include all entities performing the function of directors or members however denominated.

     "A/R Accrual" means an Account which is otherwise an Eligible Accounts Receivable where the invoice has not yet been forwarded to the Account Debtor (but in any event is forwarded to the Account Debtor within ten (10) business days of the date the service is rendered).

     "Authorized Officer" means Larry Asche, Leon Monachos, Diane Asche, Kevin Clark or Gary Goldberg (any one of them) or his/her successor.

     "Bankruptcy Code" means Title 11 of the United States Code, as amended.

     "Borrower's Liabilities" means the aggregate of all obligations and liabilities of Borrower in the aggregate to Bank (including, without limitation, all Debts, claims and indebtedness) whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or


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owing and however arising, whether under this Agreement, the other Loan
Documents, or by other document or instrument, or oral agreement or operation of law or otherwise.

     "Business Day" means any day on which Bank is open for the transaction of commercial banking business in Chicago, Illinois other than a Saturday or Sunday.

     "Capital Expenditures" means the cost of acquiring any fixed assets, or any improvements, replacements, substitutions, accessions or additions thereto or therefor which have a useful life of more than one year, including without limitation, the cost of direct or indirect acquisitions of such assets by way of purchase, capital lease or otherwise.

     "Charges" means, if applicable at any time, all national, federal, state, county, city, municipal and/or other governmental (or any instrumentality, division, agency, body or department thereof, including, without limitation, the PBGC) taxes, levies, assessments, charges, liens, claims or encumbrances upon and/or relating to Borrower's Liabilities, Borrower's business, Borrower's ownership and/or use of the Collateral, income and/or gross receipts.

     "Closing Date" means June 25, 1998.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" shall have the meaning assigned to such term in Paragraph 6.1 hereof.

     "Consolidated Entities" means Aasche Transportation Services, Inc. and all of its wholly owned and partially owned subsidiaries, Asche Transfer, Inc., AG Carriers, Inc. and Specialty Transportation Services, Inc.

     "Credit Termination Date" means the earliest to occur of (i) the Maturity Date or (ii) the Early Termination Date applicable hereto.

     "Debt" means all of a Person's liabilities, obligations and indebtedness to any Person of any and every kind and nature, whether primary, secondary, direct, indirect, absolute, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, by operation of law or otherwise. Without in any way limiting the generality of the foregoing, Debt specifically includes (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above, and (vi) liabilities in respect of unfunded vested benefits under Plans and Multi-employer Plans covered by Title IV of ERISA.


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     "Default Rate" shall have the meaning assigned to such term in Paragraph
3.l(c) hereof.

     "Early Termination Date" means the date, pursuant to Paragraph 8.3, upon which, whether by notice or by right hereunder, Bank's obligation to extend credit hereunder is terminated.

     "Eligible Accounts" shall mean those Accounts of Borrower that meet the following requirements:

          (a) The individual Account is not evidenced by chattel paper or an instrument of any kind;

          (b) The Account Debtor obligated on such individual Account is not insolvent or the subject of any bankruptcy or insolvency proceeding of any kind and the Lender has not advised Borrower prior to the date of creation of the Account, that the creditworthiness of the Account Debtor is not acceptable to Bank;

          (c) The individual Account is not owing from an Account Debtor located outside the United States;

          (d) The individual Account is a valid, legally enforceable obligation of the relevant Account Debtor and such Account Debtor has not asserted any offset, counterclaim or defense denying liability thereunder; provided, however, that if such offset, counterclaim or defense has been asserted, such Account shall be ineligible only to the extent of such asserted offset, counterclaim or defense;

          (e) The individual Account is subject to and covered by the Lender's perfected security interest and is not subject to any other lien, claim, encumbrance or security interest;

          (f) The individual Account is evidenced by an invoice or other documentation in form acceptable to the Lender to constitute an A/R Accrual, is dated not later than ten (10) business days after performance of the service and has a due date not later than thirty (30) days from the date of the invoice and the invoice has been sent to the Account Debtor or the Account is separately identified to Bank as an A/R Accrual;

          (g) The individual Account has not remained unpaid for a period exceeding ninety (90) days after the related invoice date;

          (h) If more than twenty-five percent (25%) of all Accounts owing by a particular Account Debtor have remain unpaid for a period exceeding ninety
     (90) days after the related invoice date, no Accounts owing by such Account Debtor are Eligible Accounts;



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          (i)  The individual Account is not owing from an employee, officer, agent, director or stockholder of the Borrower or from any Affiliate;

          (j) The Account is not owing from the United States of America or any department, agency or instrumentality thereof, unless the Borrower assigned its right to payment of such Account to the Lender in accordance with the Assignment of Claims Act of 1940, as amended (41 U.S.C. Section 15 and 31 U.S.C. Section 3727), or any similar law or regulation; and

          (k) Accounts owed by a single Account Debtor do not exceed twenty percent (20%) of the total Eligible Accounts Receivable and Accounts owed by any three Account Debtors do not exceed thirty five percent (35%) of the total Eligible Accounts Receivable, unless expressly approved by Bank.

     "Equipment" shall have the meaning ascribed to it in the Uniform Commercial Code, as adopted in the State of Illinois.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and, unless the context otherwise requires, the regulations promulgated thereunder and any successor statute.

     "ERISA Affiliate" means each trade or business (whether or not incorporated) which together with Borrower or an Affiliate would be deemed to be a "single employer"within the meaning of Section 4001(b) of ERISA or, where applicable, would be treated as a "single employer"under Section 412(c)(11) of the Code.

     "ERISA Termination Event" means (i) a "Reportable Event"described in
Section 4043 of ERISA (other than a "Reportable Event"not subject to the provision for 30-day notice to the PBGC under such regulations), (ii) the withdrawal of a Borrower or any Affiliate from a Plan during a plan year in which it was a "substantial employer,"as defined in Section 4001(a) of ERISA, including a cessation of operations that is treated as a withdrawal by a "substantial employer"under Section 4062(e) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC, (v) any other event or condition which in the reasonable judgment of Borrower is likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to or any ERISA administrator for, any Plan, or (vi) the partial or complete withdrawal of Borrower or any ERISA Affiliate from a Multi-employer Plan.

     "Event of Default" shall have the meaning assigned to such term in Paragraph 8.1 hereof.

     "Excess Interest" shall have the meaning assigned to such term in Paragraph
3.3 hereof.


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     "Facilities" means any and all real property (including, without limitation, all buildings or other improvements located thereon) now, hereafter or heretofore, owned, leased, operated or used by Borrower or any of its successors and assigns.

     "Financials" means those financial statements of Borrower heretofore or concurrently herewith delivered by or on behalf of Borrower to Bank.

     "Fiscal Year" means the fiscal year of each of the entities comprising the Guarantor Group and Borrower, which in each case shall end on December 31 of each year.

     "GAAP" shall mean generally accepted accounting principles as in effect from time to time.

     "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court having jurisdiction over Borrower or any Facility.

     "Guaranty" means the Guaranty from Aasche Transportation Services, Inc., a Delaware corporation, in favor of Bank and dated of even date herewith.

     "Guarantor's Collateral" shall have the meaning set forth in the Guaranty.

     "Guarantor Group" means Aasche Transportation Services, Inc., Asche Transfer, Inc. and AG Carriers, Inc.

     "Liabilities" means, as of any date, the aggregate amount of all liabilities of Borrower, in accordance with GAAP.

     "Lien" means, with respect to the Collateral or any asset of Borrower or Guarantor as the case may be, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code in effect in any jurisdiction).

     "Loan" means the Revolving Loan made under the Revolving Credit Commitment, unless the context in which such term is used shall otherwise require.

     "Loan Documents" means this Loan Agreement and all other agreements, instruments and documents, including, without limitation, guaranties, mortgages, deeds of trust, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other written matter heretofore, now and/or from time to time



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hereafter executed by, on behalf of or for the benefit of Borrower and delivered to Bank including, without limitation, the Revolving Note, and the Guaranty.

     "Maturity Date" means April 30, 2000.

     "Maximum Rate" shall have the meaning assigned to such term in Paragraph
3.3 hereof.

     "Multi-employer Plan" means a plan defined as such in Section 4001(a)(3) of ERISA to which contributions have been made by Borrower or an ERISA Affiliate.

     "Obligor" means any Person who is and/or may become obligated to Borrower under or on account of Accounts.

     "Organizational Documents" means (a) for a limited liability company, its Articles of Organization and Operating Agreement, (b) for a corporation, its Articles of Incorporation and By-Laws, (c)for a limited partnership, its Limited Partnership Agreement and Certificate of Limited Partnership, (d) for a general partnership, its Partnership Agreement, and (e) for any other type of entity, those documents which are customarily used or required under applicable state or federal law for the due organization of such entity.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Permitted Debt" shall have the meaning assigned to such term in Paragraph 7.3(d) hereof.

     "Permitted Liens" shall have the meaning assigned to such term in Paragraph 7.3(a) hereof.

     "Person" means and includes an individual, a partnership, a joint venture, a corporation (whether or not for profit), a limited liability company, a trust, an unincorporated organization, a government or any department or agency thereof or any other entity or organization.

     "Plan" means, at any time, any single-employer plan, as defined in Section 4001(a) and subject to Title IV of ERISA, which is maintained, or at any time during the five calendar years preceding the time in question was maintained, for employees of Borrower or an Affiliate.

     "Prime Rate" means the rate of interest as defined in the Revolving Note.

     "Revolving Credit Commitment" shall have the meaning ascribed to such term in Paragraph 2.1.




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     "Revolving Loan" means the revolving loan made pursuant to Paragraph 2.l, the proceeds of which shall be utilized as working capital for the Borrower.

     "Revolving Note" means that certain Secured Revolving Note of even date herewith made payable by Borrower in favor of Bank in the original principal amount of $6,000,000.00 or so much thereof as may have been advanced from time to time as described in Paragraph 2.2 and any amendment, modification replacement or substitution thereof.

         1.2 Certain UCC and Accounting Terms. Except as otherwise defined in this Agreement or the other Loan Documents, all words, terms and/or phrases used herein and therein shall be defined by the applicable definition therefor (if any) in the Uniform Commercial Code as adopted by the State of Illinois. Notwithstanding the foregoing, any accounting terms used in this Agreement which are not specifically defined herein shall have the meaning customarily given to them in accordance with GAAP. All financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP, consistently applied. No Accounting Changes (as defined below) shall affect financial covenants, standards or terms in this Agreement; provided, that Borrower shall prepare footnotes to the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means changes in accounting principles required by GAAP and implemented by Borrower.

     2.  LOAN: BANK'S COMMITMENT; AND NOTE EVIDENCING LOAN

         2.1 Revolving Credit Commitment/Limited Permitted Over-Advance. On the terms and subject to the conditions set forth in this Agreement, Bank agrees to make revolving credit available to the Borrower on the Closing Date, in the form of extensions of credit and/or direct loans, in the aggregate original principal amount of the lesser of: (i) SIX MILLION AND 00/100 DOLLARS ($6,000,000.00) or (ii) the Borrower's Accounts Borrowing Base (the "Revolving Credit Commitment"). Extensions of credit shall require payment of fees, execution of appropriate applications and other documentation as is customarily required by Bank. Such extensions shall count dollar for dollar against the foregoing Revolving Credit Commitment in the same manner as though a direct loan had been made. Notwithstanding the foregoing, provided there is no default under the terms of this Agreement (whether matured or unmatured), Bank shall allow Borrower to have an aggregate credit extension/loan balance up to $250,000.00 in excess of the Borrower's Accounts Borrowing Base (but in no event in excess of $6,000,000.00) from January 1 through April 30 (the "Permitted Over-Advance").

         2.2 Revolving Note. The Revolving Loan made by Bank under the Revolving Credit Commitment shall be evidenced by a secured promissory note (as the same may be amended, modified or supplemented from time to time, and together with any renewal thereof or exchanges or substitutions thereof, the "Revolving Note"), dated the date hereof (or such other


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date prior thereto as shall be satisfactory to Bank), payable to the order of
Bank in a principal amount equal to the Revolving Credit Commitment, substantially in the form set forth in Exhibit 2.2 hereto, with appropriate insertions. The unpaid principal amount of the Revolving Loan shall bear interest and be due and payable as provided in this Agreement and the Revolving Note. Payments to be made by Borrower under the Revolving Note shall be made at the times, in the amounts and upon the terms set forth herein and therein.

         2.3 Recordation. The date, interest rate and amount of the Revolving Loan made by Bank and the interest rate, date and amount of each repayment of principal received by Bank shall be recorded by Bank in its records or, at its option, on the schedule attached to the Revolving Note. The aggregate unpaid principal amount so recorded shall be prima facie evidence of the principal amount owing and unpaid on the Revolving Note. The failure to so record any such amount or any error in so recording any such amount shall not limit or otherwise affect the obligations of Borrower hereunder or under the Revolving Note to repay the principal amount thereof together with all interest accrued thereon.

     3.  LOAN: INTEREST

         3.1  Interest Rates; Applicable Borrowing Amounts.

              (a) Except as otherwise noted in Paragraph 3.1(c) below, Borrower's Liabilities arising under Article 2 hereof in respect of the Revolving Loan shall bear interest at the rate equal to Lender's Prime Rate as the same changes from time to time and if Borrower is entitled to and so selects for a portion of Borrower's Liabilities, the LIBOR Based Rate (as defined in the Revolving Note).

              (b) During the period commencing on the Closing Date, accrued interest only on the outstanding principal amount of the Revolving Loan shall be payable monthly in arrears on the first Business Day of each calendar month commencing with July 1, 1998, with a single final payment of the outstanding balance of principal and interest due on the Credit Termination Date. After the Credit Termination Date, accrued interest on the Revolving Loan shall be payable on demand. Prior to the Maturity Date (and prior to successive anniversary dates if renewed), Bank shall review and consider extending the Maturity Date.

              (c) If any payment of principal on the Revolving Loan is not made when due, the Revolving Loan shall bear interest from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to the Prime Rate plus 3 % (the "Default Rate").

         3.2 Computation of Interest. Interest on the Revolving Loan shall be computed for the actual number of days elapsed on the basis of a 360-day year. In computing interest on the Revolving Loan, (i) the date of funding shall be included and (ii) the date of payment shall be excluded.



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         3.3  Interest Laws.  Notwithstanding any provision to the contrary contained in this Agreement or the other Loan Documents, Borrower shall not be required to pay, and Bank shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any of the other Loan Documents, then in such event: (a) the provisions of this Paragraph shall govern and control; (b) Borrower shall not be obligated to pay any Excess Interest; (c) any Excess Interest that Bank may have received hereunder shall be, at Bank's option, (i) applied as a credit against the outstanding principal balance of Borrower's Liabilities or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (ii) refunded to the payor thereof, or (iii) any combination of the foregoing; (d) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the other Loan Documents shall be deemed to have been and shall be reformed and modified to reflect such reduction; and (e) Borrower shall not have any action against Bank for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on Borrower' s Liabilities is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on Borrower's Liabilities shall remain at the Maximum Rate until Bank shall have received the amount of interest which Bank would have received during such period on Borrower's Liabilities had the rate of interest not been limited to the Maximum Rate during such period.

     4.  LOAN: GENERAL TERMS

         4.1 Payments to Bank. That portion of Borrower's Liabilities consisting of: (a) principal payable on account of the Revolving Loan made by Bank to Borrower pursuant to this Agreement shall be payable by Borrower to Bank as provided herein and in the Revolving Note; (b) costs, fees and expenses payable pursuant to this Agreement shall be payable by Borrower to Bank, on demand; (c) interest payable pursuant to this Agreement shall be payable by Borrower to Bank as provided in Paragraph 3.1; and (d) the balance of Borrower's Liabilities, if any, shall be payable by Borrower to Bank as and when provided in this Agreement or the other Loan Documents. Except as provided in Paragraph
4.2 below, all of such payments to Bank shall be payable at the principal place of business of the Bank specified at the beginning of this Agreement or at such other place or places as Bank may designate in writing to an Authorized Officer.

         4.2 Automatic Debit. In order to cause timely payment to be made to Bank of all Borrower's Liabilities as and when due, Borrower hereby authorizes and directs Bank, at Bank's option on or after 12:00 noon on the date due, to debit the amount of Borrower's Liabilities to any ordinary deposit account of Borrower. Bank shall attempt to notify Borrower



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


before any such debit is made; provided, however, that any failure to provide such notification shall in no way restrict or invalidate Bank's right to debit Borrower's accounts.

         4.3 Application of Payment. An Authorized Officer shall, at the time of making each payment under this Agreement or the Revolving Note (whether by account debit or otherwise), specify to Bank the Revolving Loan or other amounts payable by Borrower hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, Bank may apply such payment in such manner as it may determine in its sole discretion to be appropriate).

         4.4 Offset. Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim Bank may otherwise have, Bank shall be entitled, at its option, to offset balances held by it for account of Borrower at any of its offices, in United States Dollars or in any other currency, against any principal of or interest on Bank's Revolving Loan, or any other amount payable to Bank hereunder, which is not paid when due (regardless of whether such balances are then due to Borrower).

         4.5 Discretionary Disbursements. Bank, in its sole and absolute discretion, may immediately upon notice to an Authorized Officer, disburse any or all proceeds of the Revolving Loan made available to Borrower pursuant to the Loan Documents to pay any fees, costs, expenses or other amounts required to be paid by Borrower hereunder and not so paid. All monies so disbursed by Bank shall be a part of Borrower's Liabilities, payable by Borrower on demand.

         4.6 Credit Termination Date; Continuance of Obligations, Etc. This Agreement, Bank's obligations to loan monies to Borrower, and Borrower's ability to borrow monies from Bank shall be in effect until the Credit Termination Date. Notwithstanding the foregoing and until such date when Borrower's Liabilities shall be paid in full, Borrower's obligations under the Loan Documents shall continue, interest shall continue to be paid in accordance with the foregoing, Bank shall be entitled to retain its security interest in the Collateral and Bank shall retain all of its rights and remedies under this Agreement.

         4.7 Loan Evidence. The Revolving Loan made by Bank to Borrower pursuant to this Agreement may or may not (at Bank's sole and absolute discretion) be evidenced by notes or other instruments issued or made by Borrower to Bank. Where such loan is not so evidenced, such loan shall be evidenced solely by entries upon the ledgers, books, records and/or computer records of Bank maintained for that purpose, which entries shall be rebuttable presumptive evidence of such loan in the absence of manifest error.

         4.8 Over-Advances. Except to the limited extent of the Permitted Over-Advance expressly allowed pursuant to Section 2.1, if, at any time and for any reason, the aggregate amount of Borrower's Liabilities outstanding hereunder exceeds the limitations set forth herein (an "Over-Advance"), then Borrower, upon Bank's election and demand, shall



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


immediately pay to Bank, in cash, the amount of such Over-Advance. If such Over-Advance remains outstanding for more than thirty (30) days after notice to Borrower, until such Over-Advance is so repaid to Bank, the amount of such Over-Advance shall bear interest at the applicable Default Rate.

         4.9 Prepayment. The principal, accrued interest and all other amounts of the Revolving Loan may be prepaid at any time by Borrower, in whole or in part, subject to the application of yield maintenance as provided for in Section 1(f) of the Revolving Note and the LIBOR Breakage Fee as defined in Section 3(c)(iii) of the Revolving Note.

         4.10 Lock Box Account. Aasche Transportation Services, Inc. and Asche Transfer, Inc. will establish lock box account(s) with Bank pursuant to Bank's customary lock box agreement in effect from time to time and such entities shall direct all their account debtors to send all proceeds directly to the lock box account(s).

     5.  LOAN: CONDITIONS TO LENDING

         5.1 Conditions Precedent. Prior to or contemporaneously with the making of the initial advance of funds, Bank's obligation to make the Revolving Loan is subject to the satisfaction of the following conditions precedent:

              (a) Fees and Expenses. Borrower shall have paid all fees owed to Bank including, but not limited to, the closing fee of $5,000.00 and reimbursed Bank for all expenses due and payable hereunder on or before the date hereof including, but not limited to, reasonable counsel fees provided for in Paragraph 9.12.

              (b) Documents. Bank shall have received the following documents, each in form and substance satisfactory to Bank, and all of the transactions contemplated by each such document shall have been consummated or each condition contemplated by each such document shall have been satisfied:

                   (i) Related Documents. Copies of this Agreement and each other Loan Document as required by Bank including, without limitation, one copy of the Revolving Note payable to Bank conforming to the requirements hereof duly executed by Borrower and the Guaranty duly executed and delivered by Guarantor. The applicable Form UCC-1 and UCC-2 financing statements related to the Collateral (as herein defined) shall have been executed and delivered to Bank for filing in all jurisdictions that Bank deems necessary or advisable (and shall have been prefiled by Bank's counsel with evidence of filing available).

                   (ii) Legal Opinion. The legal opinion of counsel to Borrower and Guarantor.

                   (iii) CFO's Certificate. A certificate executed by the chief financial officer of Borrower stating that (A) no default or Event of Default has occurred and is continuing, (B) no material adverse change in the financial condition or operations of the business of Borrower or Consolidated Entities has occurred since the date of the Financials and (C) each condition precedent to the consummation of the Revolving Loan contemplated hereby has been met or satisfied.

                   (iv) Evidence of Insurance. Evidence of insurance from Borrower's and Guarantor's insurance carriers evidencing that all insurance policies and coverage required by Paragraph 7.2(f) below is in effect.

                   (v) Organizational Documents. A copy of Borrower's and Guarantor's Organizational Documents and all amendments thereto, certified by the Secretary of State of the applicable state of incorporation.

                   (vi) Good Standing Certificates. A Good Standing Certificate (or applicable equivalent certificate) for Borrower and Guarantor from the State of Illinois and each jurisdiction in which Borrower and Guarantor is/are required to be qualified to transact business as a foreign limited corporation.

                   (vii) Internal Approvals. Certified copies of resolutions of Borrower and Guarantor approving the execution and delivery of and the consummation of the transactions contemplated by the Loan Documents and all other documents or instruments to be executed and delivered in conjunction herewith and therewith by Borrower and/or Guarantor.

                   (viii) Incumbency Certificates. Certificates of the secretary of Borrower and Guarantor certifying the name of the officer of Borrower and Guarantor, as the case may be, who will sign the Loan Documents, together with a sample of the true signature of such person.

                   (ix) Licenses and Permits. Copies of all applicable licenses and permits required by Federal, state or local law or regulation for Borrower and Guarantor to own and operate their business.

                   (x) Guaranty. A copy of the secured Guaranty duly executed by Guarantor.

                   (xi) Accounts Receivables. A current, detailed Borrowing Base Certificate in the form attached as Exhibit A and accounts receivable aging, both certified by Borrower's chief financial officer.

                   (xii) Other Documents. Such other documents as Bank may reasonably request.

              (c) Bank's Review. Bank's review of and satisfaction with the organizational, operational and legal structure of Borrower and the Affiliates.

     6.  COLLATERAL: GENERAL TERMS

         6.1 Grant of Security Interest. To secure the prompt payment of Borrower's Liabilities and the prompt, full and faithful performance by Borrower of all of the provisions to be kept, observed or performed by Borrower under this Agreement and/or the other Loan Documents, and to secure the prompt payment and performance of any other obligations owed by Borrower to Bank, including, without limitation, pursuant to any guaranty, Borrower does hereby pledge, assign, transfer and deliver to Bank, and grants to Bank, a security interest in and to and a first lien on all of Borrower's property of any kind or description, tangible or intangible, of whatever description (excluding tractors and trailers) whether now existing and/or owned and hereafter arising and/or acquired, wherever located, including, but not limited to, the following: (a) all Accounts; (b) certificated and uncertificated securities; (c) moneys, reserves, deposits, deposit accounts and interest or dividends thereon, securities, cash, cash equivalents and other property now or at any time or times hereafter in the possession or under the control of Bank or its bailee;
(d) liens, guarantees and other rights and privileges pertaining to any of the foregoing; (e) all books, records and computer records in any way relating to the foregoing; (f) all accessions, substitutions, renewals, improvements and replacements of and additions to the foregoing; and (g) products and proceeds of the foregoing including, without limitation, proceeds of insurance policies insuring the same or other guaranty of the same; (all of the foregoing personal property and real property is hereinafter sometimes individually and sometimes collectively referred to as "Collateral"). Borrower shall make appropriate entries upon its financial statements and books and records disclosing Bank's security interest in the Collateral.

         6.2 Perfection of Security Interests. The Borrower shall execute and/or deliver to Bank, at any time and from time to time hereafter at the request of Bank, all agreements, instruments, financing statements, continuation statements, authorizations, documents and other written matter (sometimes hereinafter individually and collectively referred to as "Supplemental Documentation") that Bank reasonably may request, in form and substance reasonably acceptable to Bank, to perfect and maintain perfected Bank's security interest in the Collateral and to consummate the transactions contemplated in or by this Agreement and the other Loan Documents. Upon the occurrence of any Event of Default, each Borrower, irrevocably, hereby makes, constitutes and appoints Bank (and all Persons designated by Bank for that purpose) as such Borrower's true and lawful attorney and agent-in-fact to sign the name of such Borrower on the Supplemental Documentation and to deliver the Supplemental Documentation to such Persons as Bank may reasonably elect. Borrower agrees that a copy, electronic image or other reproduction of this Agreement or of any financing statement shall be sufficient as a financing statement.

         6.3 Inspection of Collateral. Bank (by any of its officers, employees and/or agents) shall have the right, at reasonable times and intervals and upon notice to an Authorized Officer prior to the occurrence of an Event of Default, and after the occurrence and during the continuance of an Event of Default, at any time or times, to inspect the Collateral and all related records (and the premises upon which it is located) and to verify the amount and condition of or any other matter relating to the Collateral. All reasonable costs, fees and expenses incurred by Bank, or for which Bank has become obligated, in connection with such inspection and/or verification shall constitute part of Borrower's Liabilities, payable by Borrower to Bank on demand.

         6.4 First Lien and Locations of Collateral. Borrower warrants and represents to and covenants with Bank that: (a) as of the Closing Date, Bank's security interest in the Collateral is now and at all times hereafter shall be perfected and have a first priority; (b) the offices and/or locations where Borrower keeps the Collateral consisting of personal property and books and records concerning the Collateral are solely located at:

              Asche Transfer, Inc.
              10214 North Mt. Vernon Road
              Shannon, Illinois 61078

              AG Carriers, Inc.
              13349 Southridge Industrial Drive
              Tavares, Florida  32778

and Borrower shall not remove such books and records and/or the Collateral therefrom and shall not keep any of such books and records and/or the Collateral at any other office or location without the prior written consent of Bank; and
(c) as of the Closing Date, Borrower's principal places of business are:

              Asche Transfer, Inc.
              10214 North Mt. Vernon Road
              Shannon, Illinois 61078

              AG Carriers, Inc.
              13349 Southridge Industrial Drive
              Tavares, Florida  32778

An Authorized Officer, by written notice delivered to Bank at least thirty (30) days prior thereto, shall advise Bank of Borrower's opening of any new office or place of business or its closing of any existing office or place of business and any new office or place of business shall be within the continental United States of America. There are no Liens on the Collateral other than the Lien of Bank pursuant hereto.

         6.5 Constructive Trust. After the occurrence of an Event of Default, Borrower shall receive, as the sole and exclusive property of Bank, and as trustee for Bank, all monies, checks, notes, drafts and all other payment for and/or proceeds of Collateral which come into the possession or under the control of Borrower (or any of its partners, managers, shareholders, directors, officers, employees, agents or those Persons acting for or in concert with Borrower) and immediately upon receipt thereof, Borrower shall remit the same (or cause the same to be remitted), in kind, to Bank at Bank's office listed in Paragraph 9.15 below.

         6.6 Application of Proceeds of Collateral. After the occurrence of an Event of Default, Bank, at any time or times in its sole and absolute discretion, may take control of, in any manner, and may endorse any applicable Borrower's name, as appropriate, to any of the items of payment or proceeds described in Paragraph 6.5 above and, pursuant to the provisions of this Agreement, Bank may, in its sole and absolute discretion, apply the same to and on account of Borrower's Liabilities. For the purposes of this Paragraph, each Borrower, irrevocably, hereby makes, constitutes and appoints Bank (and all persons designated by Bank for that purpose) as such Borrower's true and lawful attorney and agent-in-fact with power, without notice to such Borrower, to take any such actions.

         6.7 Third Party Collateral Claims. After the occurrence of an Event of Default, Bank, in its sole and absolute discretion, without waiving or releasing any Event of Default or obligation, liability, or duty of Borrower under this Agreement or the other Loan Documents, may at any time or times hereafter, but shall be under no obligation to, pay, acquire and/or accept an assignment of any security interest, lien, encumbrance, or claim asserted by any Person against the Collateral. All sums paid by Bank, in respect thereof and all reasonable costs, fees and expenses, including reasonable attorney's fees, court costs, expenses and other charges relating thereto that are incurred by Bank, on account thereof shall be part of Borrower's Liabilities payable by Borrower to Bank on demand.

         6.8 Additional Collateral. After the occurrence of an Event of Default, Bank may, in its sole and absolute discretion, retain as additional Collateral or release to Borrower, from time to time, such portion of the monies, reserves and/or proceeds received by Bank with respect to the Collateral as Bank may determine. All such monies, reserves, proceeds and other property of Borrower in the possession of Bank at any time or times hereafter are hereby pledged by Borrower to Bank as additional Collateral hereunder and may be applied by Bank on account of Borrower's Liabilities.

         6.9 No Custom or Waiver. No authorization given by Bank pursuant to this Agreement or the other Loan Documents to sell any specified portion of Collateral or any items thereof and no waiver by Bank in connection therewith shall establish a custom or constitute a waiver of the limitation contained in this Agreement against such sales with respect to any portion of the Collateral or any item thereof not covered by said authorization.

         6.10 Verification of Accounts. Any of the Bank's officers, employees or agents shall have the right, at any time or times, in the Bank's or the Borrower's name or in the name of a firm of independent certified public accountants acceptable to Bank, to verify the validity, amount or any other matters relating to any Accounts by mail, telephone, telegraph or otherwise.

         6.11 Assignments, Records and Accounts Reports. The Borrower shall keep accurate and complete records of its Accounts and as frequently as the Bank shall require, but not less frequently than monthly, the Borrower shall deliver to the Bank an accounts payable aging report, an accounts receivable aging report (including line item detail separating A/R Accruals from other accounts receivable) and formal written assignments of all Accounts, together with copies of the invoices related thereto, if requested. The Borrower shall also deliver to the Bank, upon demand, the original copy of all documents, including without limitation, repayment histories, present status reports and shipment reports, relating to the Accounts included in any accounts receivable aging report and such other matters and information relating to the status of then existing Accounts as the Bank shall reasonably request. The Borrower shall furnish a Borrowing Base Certificate in the form attached as Exhibit A with each disbursement request and in any event shall furnish such certificate no less frequently than monthly.

         6.12 Notice Regarding Disputed Accounts. The Borrower shall give the Bank prompt notice of any Account in excess of One Hundred Thousand and 00/100 Dollars ($100,000.00) which is in dispute between any Account Debtor and the Borrower. Each accounts receivable aging report shall identify all disputed Accounts and disclose with respect thereto, in reasonable detail, the reason for the dispute, all claims related thereto and the amount in controversy.

         6.13 Sale or Encumbrance of Accounts. The Borrower shall not, without the prior written consent of the Bank, sell, transfer, grant a security interest in or otherwise dispose of or encumber any of its Accounts to any Person other than the Bank.

     7.  REPRESENTATIONS AND WARRANTIES; COVENANTS

         7.1 Representations and Warranties of Borrower. Borrower hereby represents and warrants to Bank as of the date hereof and the date of disbursement of each Loan or advance hereunder, as follows:

              (a) Existence and Authority. Each entity comprising Borrower and Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the ownership of its properties and the nature and extent of the activities transacted by it makes such qualification necessary. Borrower and Guarantor have all requisite company or other power and authority to conduct their activities as presently conducted, to own their properties and to perform their respective obligations under this Agreement and other Loan Documents, as the case may be.

              (b) Authorization; No Conflict. The execution, delivery and performance of the Loan Documents by each entity comprising Borrower and Guarantor which signed the respective document are within the company powers of each entity comprising Borrower and Guarantor as the case may be, have been duly authorized by all necessary company action and do not contravene (i) the entity's Organizational Documents or (ii) any law or any contractual restriction binding on or affecting Borrower, Guarantor or their properties, and do not result in or require the creation of any Lien (except as may be created under this Agreement or the other Loan Documents) upon or with respect to any of Borrower's or Guarantor's properties.

              (c) No Approval. Except as otherwise provided herein, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower or Guarantor of this Agreement or any Other Agreement.

              (d) Validity and Binding Nature. This Agreement is, and the other Loan Documents when delivered hereunder will be, legal, valid and binding obligations of Borrower and Guarantor, enforceable against Borrower and Guarantor, as the case may be, in accordance with its terms.

              (e) Financial Condition. Neither Borrower nor Guarantor, on the date hereof or on the date of any Loan or advance made by Bank hereunder, has any material contingent obligations, long-term leases (except for commercially reasonable leases of tractors, trailers and other equipment entered into in the ordinary course of business) or material forward or long-term commitments.

              (f) Litigation. Except as disclosed on Schedule 7.1(f), there is no pending or, to the best knowledge of Borrower, threatened action, suit, inquiry, investigation, or proceeding affecting, directly or indirectly, Borrower or Guarantor before any court, governmental agency or arbitrator, which, in any case, may (i) materially and adversely affect the financial condition or operation of Borrower or Guarantor, (ii) which seeks to restrain or would otherwise have a material adverse effect on the transactions contemplated herein, or (iii) which would affect the validity or enforceability of the Loan Documents.

              (g) Securities Transaction. No proceeds of any Loan or advance made by Bank to Borrower hereunder will be used to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

              (h) Regulation U. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loan or advance made by Bank to Borrower hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

              (i) ERISA Termination Event and Funding. No ERISA Termination Event has occurred nor is expected to occur with respect to any Plan and all Plans, to the extent governed by ERISA, meet the minimum funding standards of
Section 302 of ERISA.

              (j) Withdrawal Liability and Reportable Events. Neither Borrower nor any ERISA Affiliate has incurred, or expects to incur, any withdrawal liability under Section 4201 of ERISA to any Multiemployer Plan. No Reportable Event (as defined in ERISA) has occurred with respect to any Plan.

              (k) Taxes. Consolidated Entities have filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, other than such taxes that Consolidated Entities are contesting in good faith by appropriate legal proceedings and proper reserves therefor have been established on the books of the applicable entity.

              (l) Liens. There are no Liens upon or with respect to any of the properties of Borrower, Guarantor or Collateral or any right to receive revenues of Borrower, or Guarantor or Collateral other than Permitted Liens.

              (m) Conflicts. Neither Borrower nor any Affiliate is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument (including company charters or other organizational documents) which is likely to have a material adverse effect on the ability of Borrower or Guarantor to perform its or their obligations under the Loan Documents or which would restrict or otherwise limit the incurring of the Debt represented by the Loan Documents.

              (n) Investment Company Act. Neither Borrower nor any Affiliate is an "investment company"or a company "controlled by an "investment company,"within the meaning of the Investment Company Act of 1940, as amended.

              (o) Compliance with Laws. Borrower and each Affiliate are in material compliance with all laws, orders, regulations and ordinances of all federal, foreign, state and local governmental authorities binding upon or affecting the business, operation or assets of such Borrower and such Affiliate, but only to the extent such failure to comply may have a material adverse effect on Borrower's ability to satisfy its obligations hereunder.

              (p) Loan Documents. Each Borrower makes each of the representations and warranties contained in the Loan Documents to which such Borrower is a party operative and applicable for the benefit of Bank as if the same were set forth at length herein.

              (q) True and Correct Nature of Other Representations and Warranties. The representations and warranties of Borrower in the Loan Documents are true and correct.

              (r) Affiliates. Except as disclosed on Schedule 7.l (r), Borrower has no Affiliates.

              (s) Labor. Except as disclosed on Schedule 7.1 (s), none of the employees of Borrower or Guarantor is subject to any collective bargaining agreement, and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal employment opportunity proceedings, wage payment or material unemployment compensation proceedings, material workmen's compensation proceedings or other material labor or employee-related controversies pending or threatened involving Borrower and any of its employees.

              (t) Solvency. Each entity comprising Borrower and Guarantor has capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage and is solvent and able to pay its debts as they mature and each entity comprising Borrower and Guarantor owns property the fair saleable value of which is greater than the amount required to pay the respective party's debt. No transfer of property is being made and no Debt is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of either Borrower or any Affiliate.

              (u) Title; Assets. Borrower and Guarantor have good, indefeasible and merchantable title to and ownership of the Collateral and Guarantor's Collateral in the aggregate, free and clear of all Liens, claims, security interests and other encumbrances except for Permitted Liens. Borrower or Guarantor own, possess or otherwise have rights and assets necessary for the conduct of their businesses.

              (v) Names. Borrower has no assumed names and is not doing business under any name other than its two company names.

              (w) Options. No person, corporation, partnership, association or other entity has any option to acquire ownership of the Collateral or Guarantor's Collateral or any portion of either.

              (x)  Debt.   As of the date of this Agreement, Guarantor Group has
no Debt except for the Permitted Debt set forth in Schedule 7.3(d) hereof.
There shall be no intercompany transactions between entities in the Consolidated Entities except for transfers of tractors, trailers and other equipment and ancillary support services to Specialty Transportation Services, Inc. in the ordinary course of business which are promptly paid for. All debts presently owed to lenders of Guarantor are unsecured obligations except for those secured by liens identified in Schedule 7.3(a)(v).

              (y) Insurance. Schedule 7.1(y) sets forth a complete and accurate description of all policies of insurance that will be in effect as of the Closing Date for Borrower and Guarantor. Borrower and Guarantor are adequately insured under all policies of insurance, no notice of cancellation has been received with respect to such policies and Borrower and Guarantor are in material compliance with all conditions contained in such policies.

              (z) Compliance with Laws; Licensure. Each member of the Consolidated Entities has materially complied with all applicable requirements of the United States of America, the State of Illinois and all other applicable state and local governments, and of their agencies and instrumentalities, to operate its business as they are being operated and is fully qualified by all necessary permits, licenses, certifications, accreditations and qualifications and is in material compliance with all annual filing requirements of all regulatory authorities.

              (aa) Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of Borrower to Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby (excluding factual information superseded or replaced prior to the date hereof) is, and all other factual information (taken as a whole) hereafter furnished by or on behalf of Borrower to Bank will be, true and accurate in every material respect on the date as of which such information is dated or certified, and Borrower has not omitted and will not omit any material fact necessary to prevent such information from being false or misleading. Borrower has disclosed to Bank, in writing, all facts which Borrower believes might materially and adversely affect the business, credit, operations, financial condition or prospects of Borrower or any Affiliate or which Borrower believes might materially and adversely affect any material portion of Borrower's or any Affiliate's properties, or Borrower's ability to perform its obligations under the Loan Documents.

         7.2 Affirmative Covenants. At all times prior to the Credit Termination Date and thereafter for so long as any amounts are due or owing to Bank hereunder, Borrower hereby covenants that it will, unless Bank otherwise consents in writing:

              (a) Existence. Do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence of each entity comprising Consolidated Entities in good standing.

              (b) Compliance with Laws, etc. Comply, and cause each Affiliate to comply, with all applicable present and future laws, rules, ordinances, regulations and orders including, without limitation, laws, rules, ordinances, regulations and orders regarding the operation, licensure and maintenance of the businesses.

              (c) Payment of Taxes and Other Claims. Pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all Charges levied or imposed upon Borrower or any Affiliate or upon the income, profits or property of Borrower or any Affiliate, if any, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of Borrower or any Affiliate; provided, however, that Borrower shall not be required to pay or discharge or cause to be paid or discharged any such Charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings to the extent adequate reserves have been established on the books of the Borrower or such Affiliate, as the case may be.

              (d) Reporting Requirements. Keep true books of record and account in which full, true and correct entries in accordance with GAAP consistently applied will be made of all dealings or transactions in relation to its business and activities, and an Authorized Officer shall furnish to Bank:

                   (i) as soon as possible and in any event within ten (10) days after the occurrence of an Event of Default or any event which, with the giving of notice, lapse of time, or both, would constitute an Event of Default, the statement of an Authorized Officer setting forth details of such Event of Default or event and the action which Borrower has taken or proposes to take to cure the same;

                   (ii)  as soon as available and in any event within forty five
     (45) days after the end of each calendar month beginning with the month ending March 31,

     1998, internally-prepared combined and combining (i.e., consolidated and separate by each entity) financial statements of Borrower and the Affiliates, including a Balance Sheet and the related Income Statement as of the end of such month and for the portion of the Fiscal Year ended at the end of such month, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous Fiscal Year, all in reasonable detail and certified (subject to normal year-end adjustments) as to fairness of presentation, in accordance with GAAP, by the chief financial officer of each entity of Borrower and Affiliates, as applicable;

                   (iii)  as soon as available and in any event within ninety
     (90) days after the close of each Fiscal Year, a combined and combining Balance Sheet and the related Income Statement and Statement of Cash Flows as of the end of such Fiscal Year, fairly and accurately presenting the financial condition of Borrower and the Affiliates as at such date and the results of operations of Borrower and the Affiliates for such Fiscal Year and setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail, prepared in accordance with GAAP consistently applied, and audited, in each case, by an independent certified public accountant acceptable to Bank (Ernst & Young, LLP shall be acceptable) and accompanied by the CPA firm's unqualified opinion;

                   (iv) Together with each delivery of financial statements of Borrower required by subparagraph (iii) above and with the financial statements required to be delivered after the end of each calendar quarter, an Authorized Officer shall deliver to Bank a certificate of the Authorized Officer stating whether any Event of Default, or event which, with the passage of time or giving of notice or both, would constitute, mature into or become such an Event of Default, currently exists and is continuing and what activities, if any, Borrower and Affiliates is taking or proposing to take with respect thereto;

                   (v) as soon as available and in any event within ninety (90) days of the commencement of each Fiscal Year, annual projections including combined and combining income statements, balance sheet and statement of Cash Flows expected for such Fiscal Year;

                   (vi)   promptly upon receipt and, in any event, within thirty
     (30) days after receipt thereof, copies of all interim and supplemental financial reports submitted to Borrower or to any Affiliate by independent certified public accountants in connection with any interim review of the books and records of Borrower or of any Affiliate, as the case may be, made by such accountants;

                   (vii) immediately after notice to Borrower or any Affiliate, as applicable, of the commencement thereof, notice, in writing, of any action, suit, arbitration or other proceeding instituted, commenced or threatened against or affecting Borrower, or any Affiliate with an amount in controversy in excess of $100,000;

                   (viii) if requested by Bank, Borrower's or any Affiliate's federal, state and local tax returns, if and as applicable, as soon as said returns are completed in the form said returns will be filed with the Internal Revenue Service and any state or local department of revenue or taxing authority; and

                   (ix) such other information respecting the condition or operations, financial or otherwise, of Borrower or any Affiliate as Bank may from time to time reasonably request, including, without limitation, monthly accounts receivable aging reports, cost reports, annual survey reports and budget and cash flow projections.

              (e) Visitation Rights. Subject to Paragraph 6.3 above, once a quarter and at any time after a default by Borrower, permit Bank or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of and visit the properties of Borrower, all as Bank shall reasonably request, and to discuss the affairs, finances and accounts of Borrower with Borrower's senior management.

              (f)  Insurance.

                   (i) At its sole cost and expense, keep and maintain public liability and property damage insurance and other appropriate insurance relating to its business and properties and its ownership and use of the Collateral. All such policies of insurance shall be in form and with insurers recognized as adequate by prudent business persons and all such policies shall be in amounts no less than such policies set forth on
     Schedule 7.1(y) or as otherwise may be reasonably satisfactory to Bank. All policies of insurance shall comply with the Bank's requirements. An Authorized Officer shall deliver to Bank a certificate of insurance and evidence of payment of all premiums for each such policy on or prior to the date of this Agreement. Such policies shall: (A) contain a lender's loss payable clause naming Bank, for the benefit of Bank, as loss payee and additional insured as its interest may appear; and (B) provide that the insurance companies will give Bank at least thirty (30) days written notice before any such policy or policies of insurance shall be altered or canceled.

                   (ii) In the event Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Bank after giving five (5) days' prior notice to an Authorized Officer, without waiving or releasing any obligation or Event of Default by Borrower hereunder, may at any time or times thereafter (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Bank deems advisable. All sums so disbursed by Bank, including reasonable attorneys fees, court costs, expenses and other charges relating thereto, shall be part of Borrower's Liabilities, payable by Borrower to Bank on demand.

              (g) Year 2000 Software Compliance. The Borrower will take all actions reasonably necessary to assure that the Year 2000 Issues will not have a material adverse effect on the business, operations or financial condition of the Borrower. Upon the Bank's request, the Borrower will provide the Bank with a description of its plan to address Year 2000 issues, internally and with its suppliers, vendors and customers, including updates and progress reports. The Borrower will advise the Bank of any reasonably anticipated material adverse effect on the business, operations or financial condition of the Borrower as a result of Year 2000 Issues.

              For the purposes hereof, "YEAR 2000 ISSUES" means anticipated costs, problems and uncertainties associated with the inability of certain computer hardware and software to correctly calculate, determine, display, sort and otherwise process all data including dates occurring on and after January 1, 2000, including proper addition of February 29 in leap years, as such inability affects the business, operations, and financial condition of the Borrower and of the Borrower's material customers, suppliers and vendors.

         7.3 Negative Covenants. Prior to the Credit Termination Date and thereafter for so long as any amount is due or owing to Bank hereunder, unless Bank shall otherwise consent in writing, Borrower shall not, and shall not permit Guarantor to:

              (a) Liens, etc. Create or suffer to exist, any Lien, other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of the Borrower's or Guarantor's properties, whether now owned or hereafter acquired, or assign any right to receive income, in each case to secure or provide for the payment of any Debt of any Person, except for the following permitted Liens ("Permitted Liens"):

                   (i)   Liens arising under this Agreement;

                   (ii) Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, or the validity of which are contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof and appropriate reserves are set aside therefor;

                   (iii) deposits or pledges to secure:

                         (A)  statutory obligations;

                         (B)  surety or appeal bonds;

                         (C) bonds for release of attachment, stay of execution or injunction;

                         (D) performance of bids, tenders, contracts (other than for the repayment of Debt) or leases, or for purposes of like general nature in the ordinary course of its business;

                   (iv) any Lien renewing, extending or refunding any Lien existing on the date hereof or permitted by clauses (i) through (iii) above, provided that the principal amount secured is not increased, and the Lien is not extended to other property;

                   (v) liens on tractors, trailers and other equipment purchased or leased by Borrower or Guarantor, provided, that such liens are created substantially simultaneously with the purchase or lease of such tractors, trailers and other equipment in the ordinary course of business and such liens are confined solely to the tractors, trailers and other equipment so purchased or leased; or

                   (vi) such liens as are specifically identified on Schedule 7.3(a)(v).

              (b) Maintain Existence, Merger, etc. (i) dissolve or liquidate or amend or modify its Organizational Documents or (ii) except as specifically permitted by this Agreement, convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) any Collateral, assets of Borrower or Guarantor or option to acquire assets (whether now owned or hereafter acquired) to any Person; or (iii)together with one or more Affiliates convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets of Borrower and such Affiliates (whether now owned or hereafter acquired) to any Person; or (iv) purchase, lease or otherwise acquire all or substantially all of the assets or properties of, or acquire any capital stock, equity interests, debt or other securities of any Person, or enter into any joint venture or become a partner in any partnership; or (v) engage in any transaction out of the ordinary course of business; or (vi) merge or consolidate with any Person.

              (c) Sale and Lease-Back. Enter into any arrangement with any Person or to which such Person is a party providing for the leasing by Borrower or any Affiliate of any principal asset which has been or is to be sold or transferred by Borrower or such Affiliate to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Borrower or such Affiliate, other than customary and commercially reasonable sales or transfers of rolling stock in the ordinary course of business including sales of tractor, trailers and other equipment to a financial company and leasing of such equipment by Specialty Transportation Services, Inc. ("STS").

              (d) Debt. Incur, create, assume, become or be liable in any manner with respect to or permit to exist, any Debt, obligations or indebtedness, except for (i) Debt classified as short term (in accordance with GAAP) in an outstanding amount not to exceed $50,000 at any time, (ii) Debt classified other than as short term (in accordance with GAAP) in an outstanding amount not to exceed $100,000 at any time, (iii) the Permitted Debt set forth on
Schedule 7.3(d).

              (e) Guaranty. Guaranty, endorse or otherwise in any way directly, indirectly or contingently become liable for the obligations or liabilities of any other Person, except endorsements of negotiable instruments for collection in the ordinary course of business.

              (f) Line of Business. Make any change in or engage in any line of business materially different from that previously engaged in by Borrower.

              (g) Prepayment or Modification of Debt. Make any prepayments of Debt (except as permitted hereunder) or enter into or modify any agreement pursuant to which the terms of payment of any Debt are amended or modified.

              (h)  Financial Covenants.  Allow, suffer or permit:

                   (i) Debt Service Coverage Ratio for the Guarantor Group to be less than 1.25:1; or

                   (ii) Shareholder Equity for the Consolidated Entities to be less than $12,000,000.00; or

                   (iii) Any dividend to be declared or paid or any other distribution on the capital stock of the Guarantor Group to be made;

                   (iv) Any transfers of funds from the Guarantor Group to Speciality Transportation Services, Inc. or any other Affiliate not in the Guarantor Group; or

                   (v) The prepayment of any indebtedness owed to third parties as secured by lien identified in Schedule 7.3(a)(v) item 1 or identified in Schedule 7.3(d) items 9 or 10, without the prior written consent of Bank.

     Compliance with the financial covenants set forth in item (i) above shall be measured on a year-to-date basis as of June 30 and December 31 of each year. Compliance with the other financial covenants must be continuous and may be verified at any time by Bank. In any event, compliance with all of the foregoing items must be evidenced by financial statements and Authorized Officer certificate furnished no later than forty five (45) days, in the case of the certificate as of June 30, and no later than ninety (90) days, in the case of the certificate as of December 31, after the end of the relevant period as further provided for in subparagraph 7.2(d)(iv).

     The following definitions shall be used:

     "DEBT SERVICE COVERAGE RATIO" means the ratio of (i) the Guarantor Group's earnings before interest, taxes, non-cash depreciation and amortization expense, minus capital expenditures (net of increases in long term debt) and plus net proceeds received (or minus net proceeds paid) from the sale of tractors, trailers and other equipment, to (ii) all taxes and all principal and interest payable in connection with all indebtedness of the Guarantor Group and all payments due under capitalized leases for the Guarantor Group.

         7.4 Maintenance of Accounts. Borrower agrees that Aasche Transportation Services, Inc. and Asche Transfer, Inc. shall maintain their primary operational accounts with Bank and shall maintain an average balance of collected, available funds in one or more demand deposit account(s) with Bank (the "Operating Account(s)") with minimum average daily balances at a level in an amount at least equal to that amount which is required to compensate Bank for its services rendered or Borrower shall be responsible for payment of service charges. Borrower acknowledges that Bank will charge Borrower standard service charges in effect from time to time for various services performed by Bank in connection with any aspect of the relationship between Borrower and Bank, and Borrower hereby agrees that if such service charges exceed the credit to Borrower arising from earnings attributable to funds on deposit with Bank in the Operating Account(s), such service charge deficiency shall be deducted by Bank from Borrower's Operating Account, monthly, in arrears, within ten (10) days following the end of each month. Bank may cause interest and other amounts payable on the obligations of Borrower to Bank hereunder to be paid by making a direct charge to the applicable Operating Account in accordance with the terms hereof.

     Remittances for Aasche Transportation Services, Inc. and Asche Transfer, Inc. shall be made directly to a lockbox as provided in Paragraph 4.10.

     8.  DEFAULT

         8.1 Events of Default. The occurrence of any one of the following events shall constitute a default ("Event of Default") by Borrower under this
Agreement: (a) if Borrower or Guarantor fails or neglects to perform, keep or observe any covenant or agreement contained in the Loan Documents which is required to be performed, kept or observed by Borrower or Guarantor, as the case may be, for a period of fifteen (15) days after written notice from Bank; (b) any representation or warranty made by Borrower or Guarantor, as the case may be, herein or in any of the other Loan Documents is breached or is false or misleading in any material respect, or any exhibit, schedule, certificate, financial statement, report, notice or other writing furnished by Borrower or Guarantor, as the case may be, or any of its officers, employees, or agents to Bank is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified; (c) if Borrower fails to pay Borrower's Liabilities when due and payable for a period of five (5) days after written notice from Bank; (d) if any of the Collateral is attached, seized, subjected to a writ or distress warrant or is levied upon, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not terminated or dismissed within sixty (60) days thereafter; (e) if a petition under any section or chapter of Bankruptcy Code or any similar law or regulation shall be filed by Borrower or Guarantor or if Borrower or Guarantor shall make an assignment for the benefit of its creditors or if any case or proceeding is filed by Borrower or Guarantor for its dissolution or liquidation; (f) if Borrower and Guarantor is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs or if a petition under any section or chapter of Bankruptcy Code or any similar law or regulation is filed against Borrower or Guarantor or if any case or proceeding is filed against Borrower or Guarantor for its dissolution or liquidation and such injunction, restraint or petition is not dismissed or stayed within sixty (60) days after the entry or filing thereof; (g) if an application is made by Borrower or Guarantor for the appointment of a receiver, trustee or custodian for any of Borrower's or Guarantor's assets; (h) if an application is made by any Person other than a Borrower for the appointment of a receiver, trustee or custodian for the Collateral of Borrower and the same is not dismissed within sixty (60) days after the application therefor; (i) if a notice of lien, levy, or assessment is filed of record with respect to all or any of the Collateral by the United States or any department, agency or instrumentality thereof or by any state, county, municipal or other governmental agency, including without limitation the PBGC, or if Borrower receives notice that any taxes or debts owing at any time or times thereafter to any one of them becomes a lien or encumbrance upon any of the Collateral and the same is not released, satisfied or bonded over within sixty (60) days after the same becomes a lien or encumbrance; (j) if Borrower or Guarantor becomes insolvent or is unable generally to pay its debts as they become due; (k) if Borrower or Guarantor is in default (after the passage of any applicable cure periods) in the payment of any indebtedness owed to any third party but only to the extent such default materially affects Borrower's ability to satisfy Borrower's Liabilities hereunder; (1) the appointment of a conservator for all or any portion of the Collateral; (m) the occurrence of a breach, default or event of default under the Guaranty (after the passage of any applicable cure periods);
(n) the occurrence of a material breach, a default or an event of default by Borrower under any of the other Loan Documents after any cure period applicable to any such default or event of default has expired; (o) the Guaranty shall be terminated, curtailed or restricted in scope without Bank's consent; and (p) a default and a failure to cure within any applicable notice or cure period of an obligation owed to any financial institution (including without limitation Mellon Bank) by Specialty Transportation Services, Inc.

         8.2 Cumulative Remedies. All of Bank's rights and remedies under the Loan Documents are cumulative and non-exclusive.

         8.3 Acceleration and Termination of Loan. Upon the occurrence of an Event of Default, (a) upon notice by Bank to an Authorized Officer, Borrower's Liabilities shall be immediately due and payable, unless there shall have occurred an Event of Default under subparagraphs 8.l (d), (e), (f), (g), (h),
(i), (j) or (1), in which case Borrower's Liabilities shall automatically become due and payable without notice or demand (provided that Bank shall notify Borrower after any such acceleration of Borrower's Liabilities). Upon the occurrence of a default under the Loan Documents which, with the giving of notice or lapse of time or both, will constitute an Event of Default, then without notice by Bank to or demand by Bank of Borrower, Bank shall have no further obligation to and may then forthwith cease advancing monies or extending credit to or for the benefit of Borrower under the Loan Documents.

         8.4 Rights of Secured Creditor. Upon an Event of Default, Bank, in its sole and absolute discretion, may: (a) exercise any one or more of the rights and remedies accruing to a secured party under the Uniform Commercial Code of the relevant state or states and any other applicable law upon default by a debtor; (b) enter, with or without process of law and without breach of the peace, any premises where the Collateral or the books and records of Borrower related thereto is or may be located, and without charge or liability to Bank therefor seize and remove the Collateral (and copies of Borrower's books and records in any way relating to the Collateral) from said premises and/or remain upon said premises and use the same (together with said books and records) for the purpose of collecting, preparing and disposing of the Collateral, and Borrower hereby grants Bank a security interest in said books and records for the purpose above stated; (c) sell or otherwise dispose of the Collateral at public or private sale for cash or credit, provided, however, that Borrower shall be credited with the net proceeds of such sale only when such proceeds are actually received by Bank pursuant to Paragraph 9.1 hereof.

         8.5 Assembly of Collateral; Injunctive Relief. Upon an Event of Default, Borrower, immediately upon demand by Bank, shall assemble the Collateral and make it available to Bank at a place or places to be designated by Bank which is reasonably convenient to Bank and Borrower. Borrower recognizes that in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under the Loan Documents, no remedy of law will provide adequate relief to Bank, and agrees that Bank shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages or the posting of bond, surety or other security.

         8.6 Notice of Collateral Disposition. Any notice required to be given by Bank of a sale, lease or other disposition of the Collateral or any other intended action by Bank, deposited in the United States mail, postage prepaid and duly addressed to an Authorized Officer at its principal place of business specified in Paragraph 9.15 of this Agreement not less than thirty (30) days prior to such proposed action, shall constitute commercially reasonable and fair notice to Borrower thereof.

         8.7 Matters Regarding Sale of Collateral. Upon an Event of Default, Borrower agrees that Bank may, if Bank deems it reasonable, postpone or adjourn any such sale of the Collateral from time to time by an announcement at the time and place of sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale. Borrower agrees that Bank has no obligation to preserve rights against prior parties to the Collateral. Further, Borrower waives and releases any cause of action and claim against Bank as a result of Bank's possession, collection or sale of the Collateral, any liability or penalty for failure of Bank to comply with any requirement imposed on Bank relating to notice of sale, holding of sale, or reporting of sale of the Collateral, and any right of redemption from such sale; provided, however, nothing in this Paragraph shall be deemed a waiver of any cause of action or claim against Bank and as a result of Bank's failure to dispose of the Collateral in a commercially reasonable manner.

         8.8 Replevin. In the event Bank seeks possession of the Collateral through replevin or other court process, Borrower hereby irrevocably waives: (a) any bond, surety or security required as an incident to such possession, and (b) any demand for possession of the Collateral prior to commencement of any suit or action to recover possession thereof.

         8.9 Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash of Borrower at the time held by Bank hereunder, shall be applied by Bank:

         First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of Bank and the reasonable fees and expenses of its agents and counsel, and all expenses incurred and advances made by Bank in connection therewith;.

         Next, to the payment in full of Borrower's Liabilities; and

         Finally, to the payment to Borrower, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

     As used in this Paragraph, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any amount received under any reorganization, liquidation or adjustment of debt of Borrower or any issuer of or obligor on any of the Collateral.

     9.  GENERAL

         9.1 Payment Application Date. Any check, draft, or similar item of payment by or for the account of Borrower delivered to Bank on account of Borrower's Liabilities shall be applied by Bank on account of Borrower's Liabilities on the date such funds are available in accordance with the regular availability schedule of Bank.

         9.2 Statement of Account. Each statement of account by Bank delivered to an Authorized Officer relating to Borrower's Liabilities shall be presumed correct and accurate, absent manifest error, and shall constitute an account stated between Borrower and Bank unless, within ninety (90) days after an Authorized Officer's receipt of said statement, an Authorized Officer delivers to Bank, by registered or certified mail (or by any nationally recognized overnight courier) addressed to Bank at its address specified in Paragraph 9.15, written objection thereto specifying the error or errors, if any, contained in any such statement.

         9.3 Manner of Application; Set Off /Waiver of Set off Prohibition. Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Bank on account of Borrower's Liabilities and Borrower agrees that Bank shall have the right, in its absolute and sole discretion, to apply and re-apply any and all such payments in such manner as Bank may deem advisable, notwithstanding any entry by Bank upon any of its books and records. Borrower further waives any right under or benefit of any law that would restrict or limit the right or ability of Bank to obtain payment of Borrower's Liabilities, including any law that would restrict or limit Bank in the exercise of its right to appropriate any indebtedness owing from Bank to Borrower and any deposits or other property of Borrower in the possession or control of Bank and apply the same toward or setoff the same against the payment of Borrower's Liabilities.

         9.4 Survival of Representations and Warranties. Borrower covenants, warrants and represents to Bank that all representations and warranties of Borrower contained in the Loan Documents shall be true at the time of Borrower's execution of the Loan Documents and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

         9.5  Integration; Amendment; Assignment; Participation.

              (a) The Loan Documents constitute the entire agreement and understanding between the parties relating to the subject matter hereof and supersede all prior agreements. The Loan Documents may not be modified, altered or amended except by an agreement in writing signed by an Authorized Officer, on behalf of Borrower, and Bank.

              (b) Borrower shall not assign any of Borrower's obligations and rights under this Agreement. Bank shall have the right to assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Revolving Credit Commitment, the Revolving Loan and the other Loan Documents). Upon any such assignment, (i) the assignee shall become a party hereto and, to the extent of such assignment, have all rights and obligations of Bank hereunder and under the Loan Documents and (ii) Bank shall, to the extent of such assignment, relinquish its rights and be released from its obligations under the Loan Documents. Borrower hereby agrees to execute and deliver such documents, and to take such other actions, as Bank may reasonably request to accomplish the foregoing.

              (c) In addition to the assignments permitted in subparagraph (b) of this Paragraph, Bank and any assignee pursuant to subparagraph (b) above shall have the right to grant participations to one or more banks or other financial institutions in or to any Loan hereunder (and the Loan Documents) without notice to or consent from Borrower.

         9.6 No Waiver. Bank's failure at any time or times hereafter to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Bank of an Event of Default by Borrower under the Loan Documents shall not suspend, waive or affect any other Event of Default by Borrower under the Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants or representations of Borrower contained in the Loan Documents and no Event of Default by Borrower under the Loan Documents shall be deemed to have been suspended or waived by Bank unless such suspension or waiver is by an instrument in writing by Bank specifying such suspension or waiver and given pursuant to the requirements of Paragraph 9.5 hereof.

         9.7 Severability. If any provision of this Agreement or the other Loan Documents or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the other Loan Documents and the application of such provision to other Persons or circumstances will not be affected thereby and the provisions of this Agreement and the other Loan Documents shall be severable in any such instance.

         9.8 Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the respective successors and assigns of Borrower and Bank. This provision, however, shall not be deemed to modify Paragraph 9.5 hereof.

         9.9 Conflict with Other Loan Documents. The provisions of the other Loan Documents are incorporated in this Agreement by this reference thereto. Except as otherwise provided in the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the other Loan Documents, the provision contained in this Agreement shall govern and control.

         9.10 No Impairment by Termination. Except to the extent provided to the contrary in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of the Loan Documents shall in any way affect or impair the powers, obligations, duties, rights and liabilities of Borrower in any way or respect relating to (a) any transaction or event occurring prior to such termination or cancellation,
(b) the Collateral and/or (c) any of the undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation.

         9.11 Waivers. Except as otherwise specifically provided in this Agreement, Borrower waives any and all notice or demand which Borrower might be entitled to receive with respect to the Loan Documents by virtue of any applicable statute or law and waives presentment, demand and protest and notice of presentment, protest, default, dishonor, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Bank on which Borrower may in any way be liable and hereby ratifies and confirms whatever Bank may do in this regard.

         9.12 Costs, Fees and Expenses Related to Loan Documents. In accordance with this Agreement on or prior to the date hereof and thereafter upon demand by Bank therefor, Borrower shall pay or reimburse Bank for all reasonable costs, fees and expenses incurred by Bank, or for which Bank becomes obligated, in connection with the negotiation, preparation and consummation of the Loan Documents, including but not limited to, reasonable attorneys' fees, search fees, appraisal fees and other costs and expenses. That portion of Borrower's Liabilities consisting of costs, expenses or advances to be reimbursed by Borrower to Bank pursuant to the Loan Documents which are not paid on or prior to the date hereof shall be payable by Borrower to Bank on demand.

         9.13 Release. Borrower releases Bank from any and all causes of action, claims or rights which Borrower may now or hereafter have for, or which may arise from, any loss or damage caused by or resulting from: (a) any failure of Bank to protect, enforce or collect in whole or in part any of the Collateral; (b) Bank's notification to any Obligor of Bank's security interest in the Accounts and the Collateral; (c) Bank's directing any Obligor to pay any sums owing to Borrower directly to Bank in accordance with the terms thereof; and (d) any other act or omission to act on the part of Bank, its officers, agents or employees, except in each instance for willful misconduct and gross negligence.

         9.14 Governing Law. This Agreement and the other Loan Documents are submitted by Borrower (for Bank's acceptance or rejection thereof). at Bank's principal place of business as an offer by Borrower to borrow monies from Bank now and from time to time hereafter and shall not be binding upon Bank or become effective until and unless accepted by Bank, in writing, at Bank's place of business. If so accepted by Bank, this Agreement and the other Loan Documents shall be deemed to have been made at Bank's principal place of business. This Agreement and the other Loan Documents shall be governed and controlled by the laws of the State of Illinois without regard to principles of conflict of laws.

         9.15 Notices. All notices, consents, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given to any party or parties (a) upon delivery to the address of the party or parties as specified below if delivered in person or by courier or if sent by certified or registered mail (return receipt requested), or (b) upon dispatch if transmitted by telecopy or other means of facsimile transmission with confirmation of sending, in each case addressed as follows:

                  If to Borrower:

                          c/o Aasche Transportation Services, Inc.
                          10214 North Mt. Vernon Road
                          Shannon, Illinois 61078
                          Attn: Leon Monachos, Chief Financial Officer
                          Telephone: (815) 864-2421
                          Telecopier: (815) 864-2646

                  with a copy to:

                          Joel R. Schaider, Esq.
                          Sachnoff & Weaver, Ltd.
                          30 South Wacker Drive
                          Suite 2900
                          Chicago, Illinois 60606
                          Telephone: (312) 207-1000
                          Telecopier: (312) 207-6400

                  If to Bank:

                          American National Bank and Trust Company of Chicago Rockford Division
                          6323 Riverside Boulevard
                          Rockford, Illinois 61114
                          Attn: Steven B. Towne
                          Telephone: (815) 282-7911
                          Telecopier: (815) 282-7925

                  with a copy to:

                          Hinshaw & Culbertson
                          222 North LaSalle Street, Suite 300
                          Chicago, Illinois 60601
                          Attn: Dean E. Parker
                          Telephone: (312) 704-3000
                          Telecopier: (312) 704-3001

     The parties hereto may designate such other address or telecopy number by written notice in the aforesaid manner.

         9.16 FORUM; AGENT; VENUE; JURY TRIAL WAIVER. TO INDUCE BANK TO ACCEPT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, BORROWER IRREVOCABLY AGREES THAT, SUBJECT TO BANK'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER, OR RESPECT ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED ONLY IN COURTS HAVING SITUS WITHIN CHICAGO, ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE. BORROWER HEREBY IRREVOCABLY APPOINTS AND DESIGNATES ANY AUTHORIZED OFFICER OR ANY OTHER PERSON HAVING AND MAINTAINING A PLACE OF BUSINESS IN SUCH STATE, WHOM AN AUTHORIZED OFFICER MAY FROM TIME TO TIME HEREAFTER DESIGNATE (HAVING GIVEN FIVE
(5) DAYS' WRITTEN NOTICE THEREOF TO BANK) AS BORROWER'S TRUE AND LAWFUL ATTORNEY AND DULY AUTHORIZED AGENT FOR ACCEPTANCE OF SERVICE OF LEGAL PROCESS. BORROWER AGREES THAT SERVICE OF SUCH PROCESS UPON SUCH PERSON SHALL CONSTITUTE PERSONAL SERVICE OF SUCH PROCESS UPON BORROWER. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY BANK IN ACCORDANCE WITH THIS PARAGRAPH. BORROWER HEREBY IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH BORROWER IS A PARTY.

         9.17 Other Costs, Fees and Expenses. If at any time or times hereafter
Bank: (a) employs counsel for advice or other representation (i) with respect to the Loan Documents, (ii) to represent Bank in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit, or proceeding (whether instituted by Bank, Borrower, or any other Person) in any way or respect relating to the Loan Documents or Borrower's affairs, or (iii) to enforce any rights of Bank against Borrower or any other Person which may be obligated to Bank by virtue of the Loan Documents; (b) takes any action to protect, collect, sell, liquidate, or otherwise dispose of any of the Collateral; and/or (c) attempts to or enforces any of Bank's rights or remedies under the Loan Documents, the reasonable costs and expenses incurred by Bank in any manner or way with respect to the foregoing, shall be part of Borrower's Liabilities, payable by Borrower to Bank on demand. Without limiting the generality of the foregoing, such expenses, costs, charges and fees include: (i) attorneys' fees, costs and expenses; (ii) accountants' fees, costs and expenses;
(iii) court costs and expenses; (iv) court reporter fees, costs and expenses;
(v) long distance telephone charges; (vi) telegram charges; (vii) expenses for travel, lodging and food; and (viii) costs and expenses incurred with respect to exercise or enforcement of Bank's rights in or against Accounts and/or any Obligor, including expenses incurred in fulfilling, in whole or in part, any order of any Obligor from which an Account has arisen or will arise.

         9.18 Revival. To the extent that Bank receives any payment on account of Borrower's Liabilities or any proceeds of Collateral are applied on account of Borrower's Liabilities and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) and/or proceeds received, Borrower's Liabilities or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by Bank and applied on account of Borrower's Liabilities.

         9.19 Acknowledgments. Borrower acknowledges that (i) it has been advised by counsel of its choice with respect to this Agreement and the transactions contemplated hereby, (ii) each of the waivers set forth herein was knowingly and voluntarily made; and (iii) the obligations of Bank hereunder, including the obligation to advance and lend funds to Borrower in accordance herewith, shall be strictly construed and shall be expressly subject to Borrower's compliance in all respects with the terms and conditions herein set forth.

         9.20 Section Headings. Section and paragraph headings used in this Agreement are for convenience only and shall not effect the construction or interpretation of this Agreement.

         9.21 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.


                                ASCHE TRANSFER, INC.,
                                an Illinois corporation

                                By: /s/ Leon Monachos
                                   ------------------------------------------
                                     Name: Leon Monachos
                                          -----------------------------------
                                     Its: Vice President-Finance
                                          -----------------------------------

                                AG  CARRIERS, INC., a Florida corporation

                                By: /s/ Leon Monachos
                                   ------------------------------------------
                                     Name: Leon Monachos
                                          -----------------------------------
                                     Its: Vice President-Finance
                                          -----------------------------------

Accepted and agreed as of the
23rd day of June, 1998.

AMERICAN NATIONAL BANK AND TRUST
COMPANY OF CHICAGO, a national
banking association

By: /s/ Steven B. Towne
   ------------------------------------
     Title: Vice President
           ----------------------------

                                  EXHIBIT A

                         BORROWING BASE CERTIFICATE

                            [See Attached Pages]

   AMERICAN NATIONAL BANK
AND TRUST COMPANY OF CHICAGO

                                                         COLLATERAL REPORT
                                                         -----------------

                          Date _______________ Report # _________________________________ Period Covered _______________________
                          _____ to ____________________________
[ ACCOUNTS RECEIVABLE ]   Client               (Bank                             Client
                          Code _______________ Use Only)              Tech ____________________

1.  Balance brought forward:
    (Previous Report #_______ Date _________)                                      $_________________

    ADDITIONS
    ---------
2.  New sales                                             $_________________ (+)

3.  Miscellaneous debits                                   _________________ (+)   $_________________ (+)

    DEDUCTIONS
    ----------                                                                    --------------------------------------------------
4.  Collections (net cash) (See next page, Collection     $_________________ (-)           Non-A/R Collections  O.P.
                            Detail for Breakdown)                                          4A. __________________
                                                                                  --------------------------------------------------

5.  Discounts allowed                                      _________________ (-)

6.  Credit memos                                           _________________ (-)

7.  Miscellaneous Credits                                  _________________ (-)   $_________________ (-)

8.  Gross Balance this report                                                       _________________

    INELIGIBLES
    -----------
9.  Over ______ days past invoice date                    $_________________ (-)

10. Cross-age (______%)                                    _________________ (-)

11. Contras                                                _________________ (-)

12. Others _______________________                         _________________ (-)    _________________ (-)

13. TOTAL ELIGIBLE RECEIVABLES                                                     $_________________

    A. Portion of Total Eligible Receivables which is supported by Outstanding     $_________________
       Invoices

    B. Portion of Total Eligible Receivables which are A/R Accruals (defined in    $_________________
       the Loan Agreement)



[ INVENTORY ]

14. BORROWING BASE VALUE (____% OF LINE 13)                                                                 $_________________

Client Code ____________________________ (Bank Use Only)


(NOTE: MULTIPLE ADVANCE RATES USE ATTACHMENT I)

15. Balance brought forward:                                                        _________________
    (Previous Report # ____________ Date_____________)

16. Additions                                                                       _________________ (+)

17. Deductions                                                                      _________________ (-)

18. Gross Balance this Report                                                      $_________________

    INELIGIBLES
    -----------
19. Slow-moving / obsolete items                           _________________ (-)

20. Consigned inventory                                    _________________ (-)

21. In-transit                                             _________________ (-)

22. Others                                                 _________________ (-)   $_________________ (-)

23. TOTAL ELIGIBLE INVENTORY                                                       $_________________

24. BORROWING BASE VALUE (_____% OF LINE 23) OR (See Attachment I)                                          $_________________

25. Inventory Limit                                                                                          _________________

26. Lesser of Lines 24 & 25                                                                                 $_________________

---------------------------------------------------------------------------
OTHERS
---------------------------------------------------------------------------                                 $_________________


27. BORROWING BASE VALUE (See Attachment I)

28. TOTAL BORROWING BASE (14 + 26 + 27) Not Exceeding Facility Limit $_____________________ (A)             $_________________

==================================================================================================================================

[ COLLECTION DETAIL ]

  Date Funds         Deposit Type                                                                            Date Mail
 Deposited at        (L = Lockbox,                                                       Total                Deposit
   American          W = Wire,                                     Non-A/R               Amount               Received
   National          M = Mail)            A/R Collections        Collections           Deposited          (Bank Use Only)
--------------       ---------            ---------------       --------------       --------------       ----------------
______________       ______________       ______________        ______________       ______________        ______________

______________       ______________       ______________        ______________       ______________        ______________

______________       ______________       ______________        ______________       ______________        ______________

______________       ______________       ______________        ______________       ______________        ______________

______________       ______________       ______________        ______________       ______________        ______________

______________       ______________       ______________        ______________       ______________        ______________

______________       ______________       ______________        ______________       ______________        ______________

______________       ______________       ______________        ______________       ______________        ______________

Total Funds Deposited at
American National                     29.
                                          ==============        ==============       ==============        Total Sales For
                                          Transfer Total to     Transfer Total to                          the Month Of:
From ________________ 19_____    Line 4              Line 4A                                ___________
To___________________ 19_____                                                                              $_____________

Monthend Cut - Off  Last Deposits included in Aging:

                                                                                                           Total A/R
                                                                                           Last Sales      Collections
Lockbox #         Amount            Date              Mail Deposit       Date              Report #        For the Month of:
---------         ------            ----              ------------       ----              --------        -----------------

____________      ____________      ____________      ____________       ____________      ___________      _____________

____________      ____________      ____________      ____________       ____________      ____________    $_____________

Pursuant to and in accordance with the terms and provisions of that certain Loan and Security Agreement ("Agreement") between AMERICAN NATIONAL BANK & TRUST COMPANY OF CHICAGO ("Secured Party") and _________________________________
("Borrower"), Borrower is executing and delivering to Secured Party this Collateral Report accompanied by supporting data (collectively referred to as "Report").

Borrower warrants and represents to Secured Party that this Report is true, correct, and based on information contained in Borrower's own financial accounting records. Borrower, by the execution of this Report hereby ratifies, confirms and affirms all of the terms, conditions and provisions of the Agreement, and further certifies on this _________ day of __________________, 19_____, that the Borrower is in compliance with said Agreement.

                     _____________________________________________ (Borrower)

                     By:__________________________________________

                        (Title)______________________

                               SCHEDULE 7.l(f)

                                  LITIGATION


     On May 4, 1998, an accident occurred in Greensville, South Carolina involving a tractor/trailer driven by an employee of Asche Transfer, Inc. and another individual that resulted in the fatality of the other individual. No suit is pending as of the date of this Agreement.

                               SCHEDULE 7.1(r)

                                  AFFILIATES



    - Aasche Transportation Services, Inc., a Delaware corporation ("ATS") - 100% owner of Borrower

    -    Specialty Transportation Services, Inc. - 90% owned by ATS

    -    AGC Transportation Services, Inc. - 100% owed by ATS

         Borrower represents and warrants this entity is and shall remain a brokerage entity.

                               SCHEDULE 7.1(s)

                                LABOR MATTERS



                                Not Applicable

                               SCHEDULE 7.1(y)

                                  INSURANCE




                              See attached pages

                              SCHEDULE 7.3(a)(v)

                               PERMITTED LIENS


     1. Pledge of 4,500,000 shares of the issued and outstanding Common Stock, $0.01 par value of Speciality Transportation Services, Inc. pursuant to the Pledge and Security Agreement dated as of January 30, 1998 by Aasche Transportation Services, Inc. ("Aasche"), PNC Bank, National Association ("PNC") and solely in its capacity as Trustee under a certain Voting Trust Agreement of even date herewith between Aasche and PNC in favor of American Capital Strategies, Ltd.

     2. Those liens identified on Schedules 7.3(a)(v) - 1 through 7.3(a)(v)-5.

                               SCHEDULE 7.3(d)

                                PERMITTED DEBT



    1.   Indebtedness secured by Liens identified on Schedule 7.3(a)(v).

    2.   Indebtedness to Bank.

    3. Guarantees by Aasche Transportation Services, Inc. of Double A Development Mortgage.

    4. Guarantees by Aasche Transportation Services, Inc. of Asche Transfer debt.

    5. Guarantees by Aasche Transportation Services, Inc. of Asche Transfer capital leases.

    6. Guarantees by Aasche Transportation Services, Inc. of AG Carriers Inc. debt.

    7. Guarantees by Aasche Transportation Services, Inc. of AG Carriers capital leases.

    8.   Guarantees of ESOP Loan.

    9.   Guarantees of obligations of AG Carriers Note to Dick Baugh.

    10. Indebtedness of Guarantor, representative copies of all notes executed in connection therewith have been delivered to Bank, in an amount equal to $5,375,000.